SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2007
Waste Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12154 (Commission File Number)	73-1309529 (IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)
Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     Waste Management, Inc. (the “Company”) issued a press release this morning, April 27, 2007, announcing its earnings for the quarter ended March 31, 2007. A copy of the press release is attached hereto as exhibit 99.1.
     Additionally, as previously announced, the Company is holding a conference call, open to the public, to discuss these results, from 9:00 a.m. to 10:00 a.m. Central time this morning. The call will be webcast live, and may be heard by accessing the Company’s website at www.wm.com. The call may also be listened to by calling (877) 710-6139 and entering the access code 3382502. A replay of the conference call will be available through 5:00 p.m. Central time on May 11, 2007. The replay of the call may be heard over the Internet, by accessing the Company’s website at www.wm.com, or by telephone by dialing 800-642-1687 and entering conference code 3382502.
     On the conference call, management of the Company will discuss results of operations using free cash flow, a non-GAAP financial measure, and is expected to discuss full year projections of free cash flow and adjusted earnings per share. The Company has provided an explanation of its use of free cash flow, as well as reconciliations of free cash flow to net cash provided by operating activities, the most comparable GAAP measure, in the press release that is attached to this Form 8-K as exhibit 99.1 and the schedules thereto.
     The non-GAAP measurement of full year adjusted earnings of $2.03 to $2.07 per diluted share projected by the Company excludes the first quarter 2007 impact of restructuring charges of $6 million after tax. GAAP net earnings per diluted share for the remaining three quarters of the year may include restructuring charges, asset impairment and unusual items charges, gains or losses from divestitures, the resolution of income tax items, and other items that are not currently determinable, but may be significant. The full year 2007 adjusted earnings per diluted share projected today excludes the impact of any such items that may occur. GAAP net earnings per diluted share projected for the full year would require inclusion of the projected impact of any expected items. Due to the uncertainty of the amount and timing of any such items, we do not believe we have the information available to provide full year GAAP net earnings per diluted share and the quantitative reconciliation to our current adjusted earning per diluted share projection.
     Certain statements contained herein are “forward-looking statements.” The forward-looking statements that the Company makes are the Company’s expectations, opinion, view or belief at the point in time of issuance but may change at some future point in time. By issuing estimates or making statements based on current expectations, opinions, views or beliefs, the Company has no obligation, and is not undertaking any obligation, to update such estimates or statements or to provide any other information relating to such estimates or statements. The Company is subject to risks that could affect its financial statements for 2007 and beyond and that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. Investors are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
Exhibit 99.1:   Press Release dated April 27, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: April 27, 2007	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated April 27, 2007